                                                                 EXHIBIT 4.18(d)

--------------------------------------------------------------------------------

                               AXA FINANCIAL, INC.

                                       to

                            THE CHASE MANHATTAN BANK
                                   as Trustee

                                      FIFTH
                             SUPPLEMENTAL INDENTURE

                           --------------------------

                            Dated as of July 28, 2000

                           --------------------------


                            Providing for Issuance of
                           7.75% Senior Notes due 2010


--------------------------------------------------------------------------------

         FIFTH SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of July 28, 2000, from AXA FINANCIAL, INC. (formerly known as The Equitable Companies Incorporated), a Delaware corporation (the "Company"), to THE CHASE MANHATTAN BANK (formerly known as Chemical Bank) as Trustee, a New York corporation (the "Trustee").

                                    Recitals

         In accordance with Sections 2.1, 3.1 and 8.1 of the Indenture, dated as of December 1, 1993, from the Company to the Trustee (the "Indenture"), this Supplemental Indenture is being entered into in order to establish the form and terms of a new series of Securities.

         All capitalized terms used herein without definition shall have the meanings specified in the Indenture.

         For and in consideration of the premises, it is mutually covenanted and agreed as follows:

                                   Article I

                         Issuance of 7.75% Senior Notes

         Section 1.1 Issuance of 7.75% Senior Notes. There shall be a series of debt securities designated the 7.75% Senior Notes due 2010 (the "Senior Notes") and such Senior Notes shall have the following terms in accordance with the provisions of the Indenture and this Supplemental Indenture:

                (a) Limitation on Aggregate Principal Amount. The aggregate principal amount of the Senior Notes which may be authenticated and delivered shall be limited to $480,000,000; provided, however, that the Company may create and issue further notes ranking pari passu with the Senior Notes in all respects or in all respects except for the payment of interest accruing prior to the issue date of such further notes. The Company may, without the consent of the holders of the Senior Notes, consolidate such further notes with the Senior Notes to form a single series, having the same terms as to status, redemption or otherwise as the Senior Notes.

                (b) Principal Payments and Principal Payment Dates. Except as set forth below in Section (e), the principal amount of the Senior Notes outstanding (together with any accrued and unpaid interest thereon) shall be payable in a single installment on August 1, 2010.

                (c) Interest Rate and Interest Payment Dates. The interest rate for the Senior Notes shall be 7.75% per annum accruing from July 28, 2000 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for on the Senior Notes. To the extent allowed by law, the Company will also pay interest on overdue installments of principal and interest at such rate. Interest shall be payable semiannually on February 1 and August 1 of each year (each an "Interest Payment Date") commencing on February 1, 2001. The interest so payable on the Senior Notes which is punctually paid or provided for shall be paid to the Persons in whose names such Senior Notes are registered at the close of business on the January 15 or July 15, as the case may be, next preceding such Interest Payment Date (each a "Regular Record Date"). The interest so payable on the Senior Notes which is not punctually paid or provided for shall forthwith cease to be payable to the Persons in whose names such Notes are registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Persons in whose names such Notes are registered on the Special Record Date or other specified date in accordance with the Indenture.

                (d) Place of Payment and Method of Payment. The place of payment of principal and interest on the Senior Notes shall initially be the Corporate Trust Office of the Trustee, or, notwithstanding the foregoing, as otherwise provided in the Indenture; provided, however, that the final principal payment shall be payable only upon surrender of such Senior Notes to the Paying Agent.

                (e) Redemption. The Senior Notes may be redeemed, in whole or in part, at any time at the option of the Company prior to maturity at a price (the "Senior Notes Redemption Price") equal to (A) the greater of
         (i) 100% of the aggregate principal amount of Senior Notes being redeemed and (ii) the Senior Notes Make-Whole Amount (as defined below), plus (B) accrued and unpaid interest thereon to the date of redemption.

         Notice of an optional redemption of the Senior Notes will be given to Holders of the Senior Notes at their addresses, as shown in the Register of Holders of Senior Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption, and otherwise in accordance with Article 10 of the Indenture.

         On or before the date fixed for such redemption specified in the notice of redemption (the "Redemption Date"), the Company will deposit with a paying agent (or the Trustee) funds sufficient to pay the Senior Notes Redemption Price on the Senior Notes to be redeemed on the Redemption Date. On and after the Redemption Date, interest will cease to accrue on any Senior Notes that have been called for redemption (unless the Company defaults in the payment of the Senior Notes Redemption Price) and the only right of the holders thereof will be to receive payment of the Senior Notes Redemption Price.

         If less than all of the outstanding Senior Notes are to be redeemed, the Trustee will select the Senior Notes to be redeemed by a method determined by the Trustee to be fair and appropriate.

         The term "Senior Notes Make-Whole Amount" means the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the Redemption Date, on a semiannual basis, at a rate equal to the Treasury Rate (as defined below) plus 25 basis points.

         The term "Remaining Scheduled Payments" means the remaining scheduled payments of the principal and interest that would be due after the redemption date of a Senior Note if such Senior Note were not redeemed. However, if the redemption date is not a scheduled Interest Payment Date, the amount of the next succeeding scheduled interest payment on such Senior Note will be reduced by the amount of interest accrued on such Senior Note to such Redemption Date.

         The term "Treasury Rate" means an annual rate equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date. The semiannual equivalent yield to maturity will be computed as of the third Business Day immediately preceding the Redemption Date.

         The term "Comparable Treasury Issue" means the United States Treasury security selected by Donaldson, Lufkin & Jenrette Securities Corporation or an affiliate as having a maturity comparable to the remaining term of the Senior Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.

         The term "Comparable Treasury Price" means the average of three Reference Treasury Dealer Quotations (as defined below) obtained by the Trustee for the Redemption Date.

         The term "Reference Treasury Dealers" means Donaldson, Lufkin & Jenrette Securities Corporation (so long as it continues to be a primary U.S. Government securities dealer) and any two other primary U.S. Government securities dealers selected by the Company. If Donaldson, Lufkin & Jenrette Securities Corporation ceases to be a primary U.S. Government securities dealer, the Company will appoint in its place another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

         The term "Reference Treasury Dealer Quotation" means the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by a Reference Treasury Dealer at 3:30 p.m., New York City time on the third business day preceding the Redemption Date.

                (f) Sinking Fund Obligations. The Company has no obligation to redeem or purchase any Senior Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

                (g) Denomination and Form of Notes. The Senior Notes shall be fully registered, without coupons, and issued in denominations of $1,000 and any integral multiples thereof, provided that in the event of any redemption in accordance with subparagraph (e) above, the minimum denomination may be proportionately reduced in order to facilitate a pro rata redemption. Except as provided in Section 3.5 of the Indenture, the Senior Notes shall be issuable only as Registered Securities in global form representing the entire aggregate principal amount of the Senior Notes and shall be substantially in the form attached as Exhibit A hereto.

                (h) Defeasance and Covenant Defeasance. The provisions of
         Article 4 of the Indenture relating to defeasance shall apply to the Senior Notes. For the purpose of a defeasance or covenant defeasance pursuant to such Article 4, the term "Government Obligations" shall only include obligations of the United States or an agency or instrumentality of the United States.

                (i) Registrar and Paying Agent. The Trustee shall initially serve as Registrar and Paying Agent for the Senior Notes.

                (j) Initial Depositary. The initial depositary for the Senior Notes shall be The Depository Trust Company ("DTC").

                                   Article II

                                  Miscellaneous

         Section 2.1 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

         Section 2.2 Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         Section 2.3 Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         Section 2.4 Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         Section 2.5 Separability. In case any provision of this Supplemental Indenture or the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 2.6 Benefits of Indenture. Nothing in this Supplemental Indenture or in the Senior Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   AXA FINANCIAL, INC.

                                   By:  /s/  Stanley B. Tulin
                                       -------------------------
                                        Name:  Stanley B. Tulin
                                        Title: Vice Chairman and Chief
                                               Financial Officer


[Seal]

Attest:
/s/ Linda Galasso
---------------------
Name: Linda Galasso
Title: Vice President and
       Assistant Secretary


                                   THE CHASE MANHATTAN BANK,
                                     as Trustee


                                   By: /s/ Wanda Eiland
                                       -------------------------
                                        Name:  Wanda Eiland
                                        Title: Assistant Vice President

[Seal]

Attest:

/s/ Yvonne Robinson
---------------------
Name: Yvonne Robinson
Title: Trust Officer

                                                                       EXHIBIT A

                                                                CUSIP: 002451AA0
                                                                ISIN:US002451AA8


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS NOTE IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED                                                            REGISTERED

                               AXA FINANCIAL, INC.

                                                  Original Principal Amount
                                                  (subject to reduction as
                                                  herein provided):

No.  .   .    .   .   .                           $   .    .   .   .    .   .

                           7.75% Senior Note due 2010

         AXA FINANCIAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________ or registered assigns, the principal sum of __________________ Dollars ($______________ ) or such amount as shall be the outstanding principal amount hereof, on August 1, 2010 (subject to earlier redemption at the option of the Company), and to pay interest on the unpaid principal amount hereof (computed on the basis of a 360-day year of twelve 30-day months) from July 28, 2000 or from the most recent interest payment date to which interest has been paid or duly provided for on this Note. Interest on this Note shall be payable semi-annually on February 1 and August 1 of each year (each an "Interest Payment Date") commencing on February 1, 2001 at the rate of 7.75% per annum until the principal hereof is paid or made available for payment.

         The interest so payable on this Note which is punctually paid or provided for shall be paid to the Person in whose name this Note is registered at the close of business on the January 15 or July 15, as the case may be, next preceding the applicable Interest Payment Date. The interest so payable on this Note which is not punctually paid or provided for shall forthwith cease to be payable to the Person in whose name this Note is registered on the relevant record date, and such defaulted interest shall instead be payable to the Person in whose name this Note is registered on the Special Record Date or other specified date in accordance with the Indenture.

         To the extent allowed by law, the Company will pay interest on overdue installments of principal and interest at the rate of interest borne by this Note.

         Payment of the principal and interest on this Note will initially be paid at the Corporate Trust Office of The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee, or as otherwise provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that, in either case, the final principal payment shall be payable only upon surrender of this Note to the Paying Agent.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, AXA FINANCIAL, INC., has caused this instrument to be executed in its corporate name by the manual or facsimile signatures of duly authorized officers, and impressed or imprinted with its corporate seal or facsimile thereof, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:

[Seal]                            AXA FINANCIAL, INC.

                                  By:
                                       -----------------------------------------
                                       Name:
                                       Title:


Attest:

By:
    -------------------------
    Name:
    Title:

                                  By:
                                       -----------------------------------------
                                       Name:
                                       Title:


Attest:

By:
    -----------------------------
    Name:
    Title:

         This is one of the Securities of the series described in the within-mentioned Indenture.

                                  The Chase Manhattan Bank, as Trustee

                                  By:
                                       ----------------------------------------
                                                  Authorized Signatory

                     [FORM OF REVERSE OF GLOBAL SENIOR NOTE]

                               AXA FINANCIAL, INC.

                           7.75% Senior Note due 2010

         This Note is one of the securities of the Company, all issued or to be issued under an Indenture, dated as of December 1, 1993, duly executed and delivered by the Company to The Chase Manhattan Bank (formerly known as Chemical
Bank), as trustee, as supplemented by certain supplemental indentures, including the Fifth Supplemental Indenture, dated as of July 28, 2000 relating to the notes issued hereby (as so supplemented, the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank (formerly known as Chemical
Bank), as Trustee (hereinafter, the "Trustee", which term includes any successor trustee under any such indenture), to which Indenture, and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the Holders of the Senior Notes. This Note is one of a series of securities designated as the 7.75% Senior Notes due 2010 (the "Senior Notes"), limited in aggregate principal amount to $480,000,000 and is issued pursuant to the Indenture, provided, however; that the Company may, without the consent of the holders of the Senior Notes, create and issue further notes ranking pari passu with the Senior Notes in all respects or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes. The Company may consolidate such further notes with the Senior Notes to form a single series, having the same terms as to status, redemption or otherwise as the Senior Notes.

         The Senior Notes may be redeemed, in whole or in part, at any time at the option of the Company prior to maturity at a price (the "Senior Notes Redemption Price") equal to (A) the greater of (i) 100% of the aggregate principal amount of Senior Notes being redeemed and (ii) the Senior Notes Make-Whole Amount (as defined below), plus (B) accrued and unpaid interest thereon to the date of redemption.

         Notice of an optional redemption of the Senior Notes will be given to Holders of the Senior Notes at their addresses, as shown in the Register of Holders of Senior Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption, and otherwise in accordance with Article 10 of the Indenture.

         On or before the date fixed for such redemption specified in the notice of redemption (the "Redemption Date"), the Company will deposit with a paying agent (or the Trustee) funds sufficient to pay the Senior Notes Redemption Price on the Senior Notes to be redeemed on the Redemption Date. On and after the Redemption Date, interest will cease to accrue on any Senior Notes that have been called for redemption

(unless the Company defaults in the payment of the Senior Notes Redemption Price) and the only right of the holders thereof will be to receive payment of the Senior Notes Redemption Price.

         If less than all of the outstanding Senior Notes are to be redeemed, the Trustee will select the Senior Notes to be redeemed, by a method determined by the Trustee to be fair and appropriate.

         The term "Senior Notes Make-Whole Amount" means the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the Redemption Date, on a semiannual basis, at a rate equal to the Treasury Rate (as defined below) plus 25 basis points.

         The term "Remaining Scheduled Payments" means the remaining scheduled payments of the principal and interest that would be due after the redemption date of a Senior Note if such Senior Note were not redeemed. However, if the redemption date is not a scheduled Interest Payment Date, the amount of the next succeeding scheduled interest payment on such Senior Note will be reduced by the amount of interest accrued on such Senior Note to such Redemption Date.

         The term "Treasury Rate" means an annual rate equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date. The semiannual equivalent yield to maturity will be computed as of the third Business Day immediately preceding the Redemption Date.

         The term "Comparable Treasury Issue" means the United States Treasury security selected by Donaldson, Lufkin & Jenrette Securities Corporation or an affiliate as having a maturity comparable to the remaining term of the Senior Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.

         The term "Comparable Treasury Price" means the average of three Reference Treasury Dealer Quotations (as defined below) obtained by the Trustee for the Redemption Date.

         The term "Reference Treasury Dealers" means Donaldson, Lufkin & Jenrette Securities Corporation (so long as it continues to be a primary U.S. Government securities dealer) and any two other primary U.S. Government securities dealers selected by the Company. If Donaldson, Lufkin & Jenrette Securities Corporation ceases to be a primary U.S. Government securities dealer, the Company will appoint in its place another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

         The term "Reference Treasury Dealer Quotation" means the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by a Reference Treasury Dealer at 3:30 p.m., New York City time on the third business day preceding the Redemption Date.

         The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness evidenced by this Note upon compliance by the Company with certain conditions set forth therein.

         If an Event of Default shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount (calculated as provided in the Indenture) of the outstanding Senior Notes to modify the Indenture or any supplemental indenture with respect to the rights of the Holders of the Senior Notes, provided that no such modification shall (i) extend the fixed maturity of any Senior Notes, or reduce the principal thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium payable upon the redemption thereof or make the principal amount thereof or interest thereon payable in any coin or currency other than that of the United States without the consent of the Holders of each such Senior Note so affected or (ii) reduce the aforesaid percentage of Senior Notes the consent of the Holders of which is required for any such modification without the consent of the Holder of each such Senior Note so affected. Any such consent given by the Holder of this Note shall be conclusive and binding upon such Holder and all future Holders of this Note and of any Senior Notes issued on registration hereof, the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective time, at the rate and in the coin or currency herein prescribed.

         This Note is issuable in registered form without coupons and, except as provided in the Indenture, in denominations of $1,000 and any integral multiples in excess thereof. This Note may be exchanged for a like aggregate principal amount of Senior Notes of other authorized denominations only in the manner and subject to the limitations provided in the Indenture.

         Upon due presentment for registration of transfer of this Note, the Company shall execute and the Trustee shall authenticate and deliver a new Note or Notes of like tenor and authorized denominations for an equal aggregate principal amount in exchange herefor, subject to the limitations provided in the Indenture.

         No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes (subject to the provisions hereof with respect to determination of the person to whom interest is payable).

         All terms used in this Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                  if such Holder desires to transfer this Note)


FOR VALUE RECEIVED ___________________________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

===================================================

===================================================


-------------------------------------------------------------------------------
                  (Please print name and address of transferee)


-------------------------------------------------------------------------------
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint _____________ Attorney to transfer this Note on the securities register relating to this Note, with full power of substitution.

-------------------------------------             ----------------------------------------------------------
Dated:                                            Signature



                                                  ----------------------------------------------------------
                                                  Signature Guaranteed


NOTICE: The signature to the foregoing assignment must correspond to the name as written upon the face of this Note in every particular, without alteration or any change whatsoever.